Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands)

	Three Months Ended October 2, 2009	Three Months Ended October 3, 2008

Sales	$3,072,544	$3,566,277

Costs and Expenses:
Cost of services provided	2,773,853	3,223,383
Depreciation and amortization	127,575	134,954
Selling and general corporate expenses	40,116	33,165

	2,941,544	3,391,502

Operating income	131,000	174,775
Interest and other financing costs, net	108,462	132,348

Income before income taxes	22,538	42,427
Provision for income taxes	6,107	8,803

Net income	$16,431	$33,624

Note:

The three month period of fiscal 2009 is a 13 week period and the three month period of fiscal 2008 is a 14 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands)

	Fiscal Year Ended October 2, 2009	Fiscal Year Ended October 3, 2008

Sales	$12,297,869	$13,470,152

Costs and Expenses:
Cost of services provided	11,173,725	12,218,089
Depreciation and amortization	503,123	509,137
Selling and general corporate expenses	183,492	176,790

	11,860,340	12,904,016

Operating income	437,529	566,136
Interest and other financing costs, net	472,305	514,690

Income (loss) before income taxes	(34,776)	51,446
Provision (benefit) for income taxes	(27,865)	11,986

Net income (loss)	$(6,911)	$39,460

Note:

The twelve month period ended October 2, 2009 is a 52 week period and the twelve month period ended October 3, 2008 is a 53 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	October 2, 2009	October 3, 2008
Assets

Current Assets	$1,688,434	$1,798,320
Property and Equipment, net	1,160,511	1,223,096
Goodwill	4,526,376	4,512,133
Other Intangible Assets	2,056,337	2,215,321
Other Assets	867,767	774,533

	$10,299,425	$10,523,403

Liabilities and Shareholder’s Equity

Current Liabilities (1)	$1,734,579	$1,811,644
Long-Term Borrowings	5,677,740	5,804,880
Other Liabilities	1,350,346	1,337,472
Common Stock Subject to Repurchase	176,395	229,628
Total Shareholder’s Equity	1,360,365	1,339,779

	$10,299,425	$10,523,403

Note:

(1) Includes $43.9 million and $54.7 million of current maturities of long-term borrowings as of October 2, 2009 and October 3, 2008, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Fiscal Year Ended October 2, 2009	Fiscal Year Ended October 3, 2008

Cash flows from operating activities:
Net income (loss)	$(6,911)	$39,460
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	503,123	509,137
Income taxes deferred	(68,064)	(18,264)
Stock-based compensation expense	25,396	11,760
Changes in noncash working capital	202,127	(88,300)
Net change in proceeds from sale of receivables	(14,560)	17,000
Other operating activities	66,124	23,357

Net cash provided by operating activities	707,235	494,150

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(330,332)	(350,397)
Acquisitions and other investing activities	(134,465)	(54,792)

Net cash used in investing activities	(464,797)	(405,189)

Cash flows from financing activities:
Net payments of additional long-term borrowings	(146,842)	(20,590)
Proceeds from issuance of Parent Company common stock	3,380	5,417
Repurchase of Parent Company stock	(22,989)	(9,870)
Other financing activities	(262)	1,363

Net cash used in financing activities	(166,713)	(23,680)

Increase in cash and cash equivalents	$75,725	$65,281

Notes:

(1)	The twelve month period ended October 2, 2009 is a 52 week period and the twelve month period ended October 3, 2008 is a 53 week period.
(2)	Certain prior period balances have been reclassified to conform to the current year presentation.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended October 2, 2009	Three Months Ended October 3, 2008

Sales
Food and Support Services - North America	$2,123,090	$2,374,711
Food and Support Services - International	580,370	730,064
Uniform and Career Apparel	369,084	461,502

	$3,072,544	$3,566,277

Operating Income
Food and Support Services - North America	$98,340	$116,681
Food and Support Services - International	20,481	21,441
Uniform and Career Apparel	21,780	34,329

	140,601	172,451
Corporate	(9,601)	2,324

	$131,000	$174,775

Note:

The three month period of fiscal 2009 is a 13 week period and the three month period of fiscal 2008 is a 14 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Fiscal Year Ended October 2, 2009	Fiscal Year Ended October 3, 2008

Sales
Food and Support Services - North America	$8,393,476	$8,924,863
Food and Support Services - International	2,326,746	2,783,033
Uniform and Career Apparel	1,577,647	1,762,256

	$12,297,869	$13,470,152

Operating Income
Food and Support Services - North America	$349,348	$386,804
Food and Support Services - International	83,414	97,181
Uniform and Career Apparel	61,837	126,615

	494,599	610,600
Corporate	(57,070)	(44,464)

	$437,529	$566,136

Note:

The twelve month period ended October 2, 2009 is a 52 week period and the twelve month period ended October 3, 2008 is a 53 week period.